                                           Exhibit 10(ad)









              CRESTAR FINANCIAL CORPORATION

                1993 STOCK INCENTIVE PLAN

              CRESTAR FINANCIAL CORPORATION
                1993 STOCK INCENTIVE PLAN
                -------------------------

                        ARTICLE I

                       DEFINITIONS
                       -----------

1.01.  Acquiring Person means that (a) a Person, considered alone or together
       ----------------
with all Control Affiliates and Associates of that Person, becomes directly or indirectly the beneficial owner of securities representing at least thirty percent of the Company's then outstanding securities entitled to vote generally in the election of the Board, or (b) a person enters into an agreement that would result in that Person satisfying the conditions in subsection (a) or that would result in a Related Entity's failure to be a Related Entity.

1.02.  Administrator means the Committee and any delegate of the Committee
       -------------
that is appointed in accordance with Article III.

1.03.  Agreement means a written agreement (including any amendment or
       ---------
supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award, Option or SAR granted to such Participant.

1.04.  Associate, with respect to any Person, is defined in Rule 12b-2 of the
       ---------
General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.05.  Board means the Board of Directors of the Company.
       -----

1.06.  Change in Control means that (a) the Company enters into any agreement
       -----------------
with a Person that involves the transfer of ownership of the Company or of at least fifty percent of the Company's total assets on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of the Company by merger, consolidation, or statutory share exchange - regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange - or for the sale of substantially all of the Company's assets to that Person), (b) any Person is or becomes an Acquiring Person, or (c) during any period of two consecutive calendar years, the Continuing Directors cease for any reason to constitute a majority of the Board.

1.07.  Code means the Internal Revenue Code of 1986, and any amendments
       ----
thereto.

1.08.  Committee means the Human Resources and Compensation Committee of
       ---------
the Board.

1.09.  Common Stock means the common stock of the Company.
       ------------

1.10.  Company means Crestar Financial Corporation.
       -------

1.11.  Continuing Director means any member of the Board, while a member of
       -------------------
the Board and (i) who was a member of the Board prior to the adoption of the Plan or (ii) whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.12. Control Affiliate with respect to any Person, means an affiliate as
      -----------------
defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990.

1.13.  Control Change Date means the date on which a Change in Control occurs.
       -------------------
If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.14.  Corresponding SAR means an SAR that is granted in relation to a
       -----------------
particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.15.  Disability means that a Participant has satisfied the requirements for a
       ----------
benefit under the Crestar Financial Corporation Long Term Disability Benefits Plan.

1.16.  Exchange Act means the Securities Exchange Act of 1934, as amended and
       ------------
as in effect on the date of this Agreement.

1.17.  Fair Market Value means, on any given date, the average of the high and
       -----------------
low prices of a share of Common Stock as reported on the NASDAQ National Marketing System of the National Association of Securities Dealers on such date, or if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.18. Initial Value means, with respect to a Corresponding SAR, the option
      -------------
price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the

Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of an SAR shall not be less than the Fair Market Value on the date of grant.

1.19.  Option means a stock option that entitles the holder to purchase from the
       ------
Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.20.  Participant means an employee of the Company or a Related Entity,
       -----------
including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an SAR, or a combination thereof.

1.21.  Performance Shares means an award, in the amount determined by the
       ------------------
Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment. In the discretion of the Administrator, a Performance Share award may include the right to receive an additional payment for the accumulated dividends that would have been paid on each specified share as if such dividends had been invested in Common Stock on the dividend payment date, from the date of grant to the date of payment.

1.22.  Person means any human being, firm, corporation, partnership, or other
       ------
entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. For purposes of this Plan, the term Person does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or by any Related Entity, and any person or entity organized, appointed, or established by the Company or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a Person.

1.23.  Plan means the Crestar Financial Corporation 1993 Stock Incentive Plan.
       ----

1.24. Related Entity means any entity that directly or indirectly, through one
      --------------
or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

1.25. Retirement means a Participant's separation from service on or after his
      ----------
early, normal or delayed retirement date under the Retirement Plan for Employees of Crestar Financial Corporation and Affiliated Corporations.

1.26.  SAR means a stock appreciation right that entitles the holder to receive,
       ---
with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Fair Market Value at the time of exercise over the Initial Value, or (b) the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.27.  Stock Award means Common Stock awarded to a Participant under
       -----------
Article IX, including shares issued in connection with an award of Performance Shares.

                       ARTICLE II

                        PURPOSES
                        --------

       The Plan is intended to assist the Company and Related Entities in recruiting and retaining key employees by enabling such employees to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares and the grant of Stock Awards, SARs, and both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                       ARTICLE III

                     ADMINISTRATION
                     --------------


       The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or Performance Shares, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with the Company or a Related Entity, that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award or an award of Performance Shares. All expenses of administering this Plan shall be borne by the Company, a Related Entity or a combination thereof.

       The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                       ARTICLE IV

                       ELIGIBILITY
                       -----------


4.0    General.  Any employee of the Company or a Related Entity (including a
       -------
corporation that becomes a Related Entity after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company who are employees of the Company or a Related Entity may be selected to participate in this Plan. A member of the Committee may not participate in this Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

4.02.  Grants.  The Administrator will designate individuals to whom an award
       ------
of Performance Shares is to be granted and to whom Stock Awards, Options and

SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. Each award of Performance Shares, and all Stock Awards, Options and SARs granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                        ARTICLE V

                  STOCK SUBJECT TO PLAN
                  ---------------------


5.01.  Shares Issued.  Upon the award of shares of Common Stock pursuant to
       -------------
a Stock Award, or when an award of Performance Shares is earned and settled with Common Stock (in whole or in part), the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.  Aggregate Limit.  The maximum aggregate number of shares of Common
       ---------------
Stock that may be issued under this Plan is 1.7 million shares.

5.03.  Limitation on Full Value Grants.  Subject to the limitations set forth in
       -------------------------------
Section 5.02, the maximum number of shares that may be issued under this Plan as Stock Awards (including the settlement of Performance Share awards), is 600,000 shares.

5.04.  Reallocation of Shares.  If an Option is terminated, in whole or in
       ----------------------
part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If an award of Performance Shares is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Performance Share award or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan.

                       ARTICLE VI

                      OPTION PRICE
                      ------------


       The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted.

                       ARTICLE VII

              EXERCISE OF OPTIONS AND SARS
              ----------------------------


7.01.  Option or SAR Period.  The maximum period in which an Option or SAR
       --------------------
may be exercised shall be ten years from the date such Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

7.02.  Exercisability.  Except in the event of the Participant's death,
       --------------
Disability, Retirement or a Change in Control, no Option or SAR granted under this Plan may be exercised before the first anniversary of the date of the grant.

7.03.  Nontransferability.  An Option or SAR granted under this Plan shall be
       ------------------
nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons. During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.  Change in Control.  Section 7.02 to the contrary notwithstanding, each
       -----------------
outstanding Option and SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after Control Change Date and during the period (i) beginning on the first day following any tender or exchange offer for shares of Common Stock (other than one made by the Company), provided that shares are acquired pursuant to such offer and (ii) ending on the thirtieth day following the expiration of such offer.

                      ARTICLE VIII

                   METHOD OF EXERCISE
                   ------------------


8.01.  Exercise.  Subject to the provisions of Articles VII and XII, an
       --------
Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02.  Payment.  Payment of the Option price shall be made in cash or by
       -------
surrendering to the Company Shares of Common Stock which have been owned by the Participant for at least six months and which have not been used for another exercise during the prior six months. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the date of exercise) that is not less than such price or part thereof.

8.03.  Determination of Payment of Cash and/or Common Stock Upon Exercise
       ------------------------------------------------------------------
of SAR.  At the Administrator's discretion, the amount payable as a result of
- ------
 the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8.04.  Shareholder Rights.  No Participant shall have any rights as a
       ------------------
stockholder with respect to shares subject to his Option or SAR until the date of exercise of such Option or SAR.

                       ARTICLE IX
                      STOCK AWARDS
                      ------------

9.01.  Awards.  In accordance with the provisions of Article IV, the
       ------
Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

9.02.  Vesting.  The Administrator, on the date of the award, may prescribe that
       -------
a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement; provided, however, that any such period shall be at least one year. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term or if the Company, the Company and its Related Entities or the Participant fails to achieve stated objectives.

9.03. Change in Control. Section 9.02 to the contrary notwithstanding, on and
      -----------------
after a Control Change Date or the first day following a tender offer or exchange offer for shares of Common Stock (other than one made by the Company), provided that shares are acquired pursuant to such offer, each Stock Award will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement.

9.04. Shareholder Rights. Prior to their forfeiture (in accordance with the
      ------------------
terms of the Agreement and while the shares of Common Stock granted pursuant to the

Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are, in accordance with the terms of the applicable Agreement, transferable and no longer forfeitable.

                        ARTICLE X

                PERFORMANCE SHARE AWARDS
                ------------------------


10.01. Award.  In accordance with the provisions of Article IV, the
       -----
Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

10.02. Earning the Award.  The Administrator, on the date of the grant of an
       -----------------
award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares only upon the satisfaction of certain requirements or the attainment of certain objectives. The Administrator shall have the discretion to set these performance standards; provided, however, that the period of performance required to earn the Performance Shares shall be greater than one year. By way of example and not of limitation, the restrictions may provide that Performance Shares will be forfeited without payment if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term or if the Company, the Company and its Related Entities or the Participant fails to achieve stated objectives.

10.03. Change in Control.  Section 10.02 to the contrary notwithstanding, a pro
       -----------------
rata amount of each Performance Share award (based on the extent that the Performance Share objectives have been achieved and the period since the grant of the Performance Shares), shall be earned and converted into a Stock Award as of a Control Change Date or on the first day after a tender or exchange offer for shares of Common Stock (other than one made by the Company), provided that shares are acquired pursuant to such offer. Such Stock Award will become transferable and nonforfeitable thereafter as described in Plan section 9.03.

10.04. Payment.  In the discretion of the Administrator, the amount payable when
       -------
an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

10.05. Shareholder Rights.  No Participant shall, as a result of receiving an
       ------------------
award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and paid in the form of a Stock Award. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive payment thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned, if settled completely or partially as a Stock Award, a Participant will have all the rights of a shareholder as described in Plan section 9.04.



                       ARTICLE XI

         ADJUSTMENT UPON CHANGE IN COMMON STOCK
         --------------------------------------

       The terms of outstanding Performance Share awards, Stock Awards, Options, and SARs shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or
(ii) engages in a transaction to which Section 424(a) of the Code applies or
(b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

       The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Performance Share awards, Stock Awards, Options or SARs.

       The Committee may make Stock Awards and may grant Performance
Shares, Options, and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted awards of Performance Shares, Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                       ARTICLE XII

                 COMPLIANCE WITH LAW AND
              APPROVAL OF REGULATORY BODIES
              -----------------------------

       No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, in payment when a Performance Share is earned or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Shares shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                      ARTICLE XIII

                   GENERAL PROVISIONS
                   ------------------

13.01. Effect on Employment.  Neither the adoption of this Plan, its
       --------------------
operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02. Unfunded Plan.  The Plan, insofar as it provides for grants, shall be
       -------------
unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obli-gation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Disposition of Stock.  A Participant shall notify the Director of Human
       --------------------
Resources of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of the Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

13.04. Rules of Construction.  Headings are given to the articles and sections
       ---------------------
of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.05. Employee Status. For purposes of determining the applicability of Sec-
       ---------------
tion 422 of the Code (relating to incentive stock options), or in the event that any Option or SAR may be exercised only during employment, within a specified period of time after termination of employment or after completion of a specified period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment. In the event that the terms of any Performance Share award or Stock Award provide that amounts may be paid or that shares may be issued or become transferable and nonforfeitable thereunder only during employment, within a specified period of time after termination of employment or after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for govern-mental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

13.06. Tax Withholding.  Each Participant shall be responsible for satisfying
       ---------------
any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

13.07. Limitation on Benefits.
       ----------------------
       (a) Despite any other provision of this Plan, if KPMG Peat Marwick (the "Accounting Firm") determines that receipt of benefits or payments under this Plan would subject a Participant to tax under Code section 4999, it must determine whether some amount of the benefits or payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the total benefits and payments must be reduced to such Reduced Amount, but not below zero.

       (b) If the Accounting Firm determines that the benefits and payments should be reduced to the Reduced Amount, the Company must promptly notify Participant of that determination, including a copy of the detailed calculations by the Accounting Firm. All determinations made by the Accounting Firm under this section are binding upon the Company and Participant.

       (c) It is the intention of the Company and the Participant to reduce the benefits and payments under this Plan only if the aggregate Net After Tax Receipts to Participant would thereby be increased. As a result of the uncertainty in the application of Code section 4999 at the time of the initial determination by the Accounting Firm under this section, however, it is possible that amounts will have been paid or distributed under the Plan to or for the benefit of Participant which should not have been so paid or distributed ("Overpayment") or that additional amounts which will not have been paid or distributed under the Plan to or for the benefit of Participant could have been so paid or distributed ("Underpayment") - in each case, consistent with the calculation of the Reduced Amount. If the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan ab initio to which Participant must repay to the Company together with interest at the applicable federal rate under Code section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Employee is subject to tax under Code section 1 or 4999 or generate a refund of such taxes. If the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the accounting Firm must promptly notify the Plan's administrator of the amount of the Underpayment.

       (d) For purposes of this section, (i) "Net After Tax Receipt" means the Present Value of a payment or benefit under this Plan net of all taxes imposed on Participant with respect thereto under Code sections 1 and 4999, determined by applying the highest marginal rate under Code section 1 which applied to the Participant's taxable income for the immediately preceding taxable year;
(ii) "Present Value" means the value determined in accordance with Code section 280G(d)(4); and (iii) "Reduced Amount" means the smallest aggregate amount of all payments or benefit under this Plan which (a) is less than the sum of all payments or benefit under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the net After Tax Receipts which would result if the aggregate payments or benefit under this Plan were any other amount less than the sum of all payments or benefit under this Plan.

                       ARTICLE XIV

                        AMENDMENT
                        ---------

       The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Partici-pant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares or under any Stock Award, Option or SAR outstanding at the time such amendment is made.


                       ARTICLE XV

                    DURATION OF PLAN
                    ----------------


       No Performance Shares may be awarded and no Stock Award, Option or SAR may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XVI. Performance Shares awarded, and Stock Awards, Options and SARs granted before that date shall remain valid in accordance with their terms.

                       ARTICLE XVI

                 EFFECTIVE DATE OF PLAN
                 ----------------------


       Performance Shares may be awarded and Stock Awards, Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no award of Performance Shares, Stock Award, Option or SAR will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption.